                                  [LETTERHEAD]


February 14, 2001


Board of Directors
Ceridian Corporation
3311 East Old Shakopee Road
Minneapolis, MN 55425-1640


Madame and Gentlemen:

We understand that Ceridian Corporation ("Ceridian") is proposing to distribute by means of a dividend all of the outstanding shares of common stock of a newly formed Delaware corporation to be renamed Ceridian Corporation ("New Ceridian") to the holders of Ceridian's common stock (the "Distribution"). It is our understanding that such Distribution is to be effected on March 30, 2001, at which time Ceridian will continue to own and operate only the Arbitron division, and will change its name to Arbitron Inc. (after the Distribution, "Arbitron"), and New Ceridian will own and operate Ceridian's human resource services division and subsidiaries and Comdata subsidiaries.

You have asked for our opinion, as of the date hereof, whether the proposed Distribution is fair, from a financial point of view, to the holders of Ceridian's common stock.

In the course of performing our review and analyses for rendering this opinion, we have:

         - reviewed both the information statement and the spin-off separation agreement relating to the Distribution (together, the "Information Statement");

         - reviewed Ceridian's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1997 through 1999; its Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000, and September 30, 2000; its preliminary results for the quarterly period ended December 31, 2000; its preliminary results for the year ended December 31, 2000; and its Reports on Form 8-K for the three years ended as of the date hereof;

         - reviewed certain operating and financial information, including projections for the five years ended December 31, 2005, provided to us by Ceridian's, New Ceridian's and Arbitron's management relating to Ceridian's, New Ceridian's and Arbitron's respective

Ceridian Corporation
February 14, 2001
Page 2

                  business and prospects, including plans and programs for the financing of current and projected operating and capital requirements of each such business (together, the "Forecasts");

         - met with certain members of Ceridian's, New Ceridian's and Arbitron's senior management to discuss Ceridian's, New Ceridian's and Arbitron's respective operations, historical and projected financial results and future prospects after the Distribution;

         - participated in discussions among representatives of Ceridian, New Ceridian and Arbitron and their respective legal and tax advisors;

         - reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to Ceridian, New Ceridian and Arbitron;

         - performed discounted cash flow analyses based on the Forecasts for Ceridian, New Ceridian and Arbitron;

         - reviewed the pro forma financial results, financial condition and capitalization of New Ceridian and Arbitron giving effect to the Distribution; and

         - conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the Forecasts, provided to us by Ceridian, New Ceridian and Arbitron. With respect to the Forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Ceridian, New Ceridian and Arbitron as to the expected future performance of Ceridian, New Ceridian and Arbitron, respectively. We have not independently verified any such information or the Forecasts provided to us, and we have further relied upon the assurances of the senior management of Ceridian, New Ceridian and Arbitron that they are unaware of any facts that would make the information and Forecasts provided to us incomplete or misleading. For the purposes of our opinion, we have assumed, with your consent, that the results contemplated in such Forecasts will be realized in the amounts and at the times contemplated therein. We have not acted as appraisers and have not made any independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Ceridian, New Ceridian or Arbitron, and we have not considered any such evaluation or appraisal for the purposes of this opinion.

We have assumed that, prior to the Distribution, Ceridian will receive a ruling from the Internal Revenue Service or an opinion of nationally recognized counsel to the effect that the Distribution will not be a taxable transaction to Ceridian, New Ceridian or Arbitron or their respective shareholders under federal income tax laws (except to the extent of any cash distributed in lieu of

Ceridian Corporation
February 14, 2001
Page 3

fractional shares of New Ceridian). We have further assumed the correctness of the conclusions set forth in such opinion or ruling, as applicable. We have further assumed that the Distribution will comply with (i) Section 170 of the Delaware General Corporation Law and (ii) all other applicable laws, except for any noncompliances with such other applicable laws that would not have a material adverse effect on Ceridian, New Ceridian or Arbitron.

In rendering our opinion, we have, with your consent, not considered the effect of any terms or arrangements relating to the Distribution (other than as set forth in the first paragraph of this letter or as described in the Information Statement), including the terms of any distribution, tax or other agreement or arrangement, or any amendment or modification to any existing agreement or arrangement, except that you have informed us and we have assumed that (i) the existing tax consolidation agreement between Ceridian and New Ceridian will be terminated as of the date of the Distribution and (ii) the effects of such termination are reflected in the Forecasts provided to us. We have not solicited any proposals for the acquisition of the stock or assets of Ceridian, New Ceridian or Arbitron or made any determination as to whether any such proposals could be obtained, if solicited.

Our opinion assumes that the Distribution will be completed on the basis set forth in the first paragraph of this letter and that the shares of New Ceridian and Arbitron will continue to be fully and widely distributed among investors and will be subject only to normal trading activity. In rendering our opinion, we are not opining as to the price at which the common stock of Ceridian, New Ceridian or Arbitron will trade before or after the Distribution is effected. The estimation of market trading prices of newly distributed securities is subject to uncertainties and contingencies, all of which are difficult to predict and beyond the control of Ceridian, New Ceridian, Arbitron and Bear Stearns. In addition, the market prices of such securities will fluctuate with changes in market conditions, the conditions and prospects, financial and otherwise, of Ceridian, New Ceridian or Arbitron, and other factors which generally influence the prices of securities. Specifically, we note that the sum of the value of (x) 0.2 shares of Arbitron and (y) one share of New Ceridian may be less than the per share price of Ceridian prior to the Distribution. The trading in the common stock of New Ceridian and Arbitron after the Distribution may involve a redistribution of such securities among New Ceridian's and Arbitron's respective shareholders and other investors, and during such period, such securities may trade at prices below those prices at which they traded after the initial period of trading activity immediately following the Distribution.

We have acted as a financial advisor to Ceridian in connection with the Distribution and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Distribution. We have also agreed to serve as a member of the lending syndicate to Arbitron in connection with the Distribution and will receive customary payments and fees for our participation in Arbitron's $225.0 million senior secured credit facility. Bear Stearns has been previously engaged by Ceridian to provide certain investment banking and financial advisory services for which we received customary fees. In the ordinary course of business, Bear Stearns may actively trade the equity and debt securities of Ceridian for

Ceridian Corporation
February 14, 2001
Page 4

our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is intended for the benefit and use of the Board of Directors of Ceridian in its consideration of the Distribution and does not constitute a recommendation to the Board of Directors of Ceridian as to how to vote on any issues that may arise in connection with the Distribution. This opinion does not address Ceridian's underlying business decision to pursue the Distribution, the relative merits of the Distribution as compared to any alternative business strategies that might exist for Ceridian, New Ceridian or Arbitron or the effects of any other transaction in which Ceridian, New Ceridian or Arbitron might engage. In connection with the Board of Directors' consideration of the Distribution, we understand that members of senior management of Ceridian, New Ceridian and Arbitron and other Ceridian, New Ceridian and Arbitron employees working on the Distribution may have access to this letter.

This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent, except and to the extent such disclosure is required by subpoena or other legal process; provided, however, that this letter may be included in its entirety as an exhibit to the Information Statement to be distributed to the holders of Ceridian common stock in connection with the Distribution. We express no view or assurance as to the legal adequacy, tax or accounting aspects of our valuations, methodologies or procedures, or that they satisfy the purpose for which you requested our letter. Specifically, and without limiting the foregoing, we express no view with respect to the legality of the Distribution under Delaware General Corporation Law or with respect to the legal sufficiency of the procedures and analyses utilized by the Board of Directors of Ceridian in making its determinations regarding the Distribution. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the proposed Distribution is fair, from a financial point of view, to the holders of Ceridian's common stock.


Very truly yours,

BEAR, STEARNS & CO. INC.


By:   /s/ Michael J. Urfirer
      -----------------------------
      Michael J. Urfirer
      Senior Managing Director

                                                                   [LETTERHEAD]

February 14, 2001


Board of Directors
Ceridian Corporation
3311 East Old Shakopee Road
Minneapolis, MN 55425-1640


Madame and Gentlemen:

We understand that Ceridian Corporation ("Ceridian") is proposing to distribute by means of a dividend all of the outstanding shares of common stock of a newly formed Delaware corporation to be renamed Ceridian Corporation ("New Ceridian") to the holders of Ceridian's common stock (the "Distribution"). It is our understanding that such Distribution is to be effected on March 30, 2001, at which time Ceridian will continue to own and operate only the Arbitron division, and will change its name to Arbitron Inc. (after the Distribution, "Arbitron"), and New Ceridian will own and operate Ceridian's human resource services division and subsidiaries and Comdata subsidiaries.

You have asked for our opinion, as of the date hereof, regarding the financial viability of New Ceridian and Arbitron following the Distribution. For the purposes of this opinion, "financial viability" will mean and refer exclusively to the ability of New Ceridian and Arbitron to obtain from internal and external sources, in accordance with management's Forecasts (as defined hereafter), a reasonable level of financing to meet their respective currently anticipated operating and capital requirements as separate stand alone entities following the Distribution based on the assumptions, conditions and limitations contained in this letter. For purposes of rendering this opinion, our determination of the financial viability of New Ceridian and Arbitron after the Distribution takes into account the liabilities directly attributable to New Ceridian and Arbitron. You have asked us to assume that (i) the total amount of the Ceridian liabilities are as stated on the Officers' Certificates dated February 14, 2001 (the "Certificates"), which includes certain possible non-accrued contingent liabilities of New Ceridian and Arbitron and (ii) Ceridian is not subject to any contingent liabilities or any other liabilities not set forth on such Certificates. We have assumed for the purposes of this opinion the maximum amount of such non-accrued contingent liabilities as set forth in the Certificates and express no view as to the existence, extent or materiality of any such liabilities as to which, we understand, you have received the separate advice of your management and legal counsel.

In the course of performing our review and analyses for rendering this opinion, we have:

    - reviewed both the information statement and the spin-off separation agreement relating to the Distribution (together, the "Information Statement");

    - reviewed Ceridian's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1997 through 1999; its Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000; its preliminary results for the quarterly period ended December 31, 2000; its preliminary results for the year ended December 31, 2000; and its Reports on Form 8-K for the three years ended as of the date hereof;

    - reviewed certain operating and financial information, including projections for the five years ended December 31, 2005, provided to us by Ceridian's, New Ceridian's and Arbitron's management relating to Ceridian's, New Ceridian's and Arbitron's respective business and prospects, including plans and programs for the financing of current and projected operating and capital requirements of each such business (together, the "Forecasts");

    -    reviewed the Certificates;

    - met with certain members of Ceridian's, New Ceridian's and Arbitron's senior management to discuss Ceridian's, New Ceridian's and Arbitron's respective operations, historical and projected financial results and future prospects after the Distribution;

    - participated in discussions among representatives of Ceridian, New Ceridian and Arbitron and their respective legal and tax advisors;

    - reviewed publicly available financial data, stock market data and credit statistics of companies which we deemed generally comparable to New Ceridian and Arbitron;

    - reviewed the pro forma financial results, financial condition and capitalization of New Ceridian and Arbitron giving effect to the Distribution; and

      - conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the Forecasts and the Certificates, provided to us by Ceridian, New Ceridian and Arbitron. With respect to the

Forecasts and the Certificates, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Ceridian, New Ceridian and Arbitron as to the expected future performance of Ceridian, New Ceridian and Arbitron, respectively. We have not independently verified any such information, the Forecasts or the Certificates provided to us, and we have further relied upon the assurances of the senior management of Ceridian, New Ceridian and Arbitron that they are unaware of any facts that would make the information, Forecasts or the Certificates provided to us incomplete or misleading. For the purposes of our opinion, we have assumed, with your consent, that the results contemplated in such Forecasts and, as applicable, the Certificates, will be realized in the amounts and at the times contemplated therein. We have not acted as appraisers and have not made any independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Ceridian, New Ceridian or Arbitron, and we have not been furnished with any such evaluation or appraisal. We have however received, and with your permission, relied on the Certificates.

We have assumed that, prior to the Distribution, Ceridian will receive a ruling from the Internal Revenue Service or an opinion of nationally recognized counsel to the effect that the Distribution will not be a taxable transaction to Ceridian, New Ceridian or Arbitron or their respective shareholders under federal income tax laws (except to the extent of any cash distributed in lieu of fractional shares of New Ceridian). We have further assumed the correctness of the conclusions set forth in such opinion or ruling, as applicable. We have further assumed that the Distribution will comply with (i) Section 170 of the Delaware General Corporation Law and (ii) all other applicable laws, except for any noncompliances with such other applicable laws that would not have a material adverse effect on Ceridian, New Ceridian or Arbitron.


In rendering our opinion, we have, with your consent, not considered the effect of any terms or arrangements relating to the Distribution (other than as set forth in the first paragraph of this letter or as described in the Information Statement), including the terms of any distribution, tax or other agreement or arrangement, or any amendment or modification to any existing agreement or arrangement, except that you have informed us and we have assumed that (i) the existing tax consolidation agreement between Ceridian and New Ceridian will be terminated as of the date of the Distribution and
(ii) the effects of such termination are reflected in the Forecasts provided to us.

Our opinion assumes that the Distribution will be completed on the basis set forth in the first paragraph of this letter and that the shares of New Ceridian and Arbitron will continue to be fully and widely distributed among investors and will be subject only to normal trading activity. In rendering our opinion, we are not opining as to the price at which the common stock of Ceridian, New Ceridian or Arbitron will trade before or after the Distribution is effected. The estimation of market trading prices of newly distributed securities is subject to uncertainties and contingencies, all of which are difficult to predict and beyond the control of Ceridian, New Ceridian, Arbitron and Bear Stearns. In addition, the market prices of such securities will fluctuate with changes in market conditions, the conditions and prospects, financial and otherwise, of Ceridian, New Ceridian or Arbitron, and other factors which generally influence the prices of securities. Specifically, we note that the sum of the value of (x) 0.2 shares of Arbitron and (y) one share of New Ceridian may be less than the per share price of Ceridian prior to the

Distribution. The trading in the common stock of New Ceridian and Arbitron after the Distribution may involve a redistribution of such securities among New Ceridian's and Arbitron's respective shareholders and other investors, and during such period, such securities may trade at prices below those prices at which they traded after the initial period of trading activity immediately following the Distribution.

We have acted as a financial advisor to Ceridian in connection with the Distribution and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Distribution. We have also agreed to serve as a member of the lending syndicate to Arbitron in connection with the Distribution and will receive customary payments and fees for our participation in Arbitron's $225.0 million senior secured credit facility. Bear Stearns has been previously engaged by Ceridian to provide certain investment banking and financial advisory services for which we received customary fees. In the ordinary course of business, Bear Stearns may actively trade the equity and debt securities of Ceridian for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is intended solely for the benefit and use of the Board of Directors of Ceridian in its consideration of the Distribution and does not constitute a recommendation to the Board of Directors of Ceridian as to how to vote on any issues that may arise in connection with the Distribution. This opinion does not address Ceridian's underlying business decision to pursue the Distribution, the relative merits of the Distribution as compared to any alternative business strategies that might exist for Ceridian, New Ceridian or Arbitron or the effects of any other transaction in which Ceridian, New Ceridian or Arbitron might engage. In connection with the Board of Directors' consideration of the Distribution, we understand that members of senior management of Ceridian, New Ceridian, and Arbitron and other Ceridian, New Ceridian and Arbitron employees working on the Distribution may have access to this letter.

This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent, except and to the extent such disclosure is required by subpoena or other legal process; provided, however, that this letter may be included in its entirety as an exhibit to the Information Statement to be distributed to the holders of Ceridian common stock in connection with the Distribution. We express no view or assurance as to the legal adequacy, tax or accounting aspects of our valuations, methodologies or procedures, or that they satisfy the purpose for which you requested our letter. Specifically, and without limiting the foregoing, we express no view with respect to the legality of the Distribution under Delaware General Corporation Law or with respect to the legal sufficiency of the procedures and analyses utilized by the Board of Directors of Ceridian in making its determinations regarding the Distribution. In addition, nothing herein should be interpreted or relied upon as an opinion or view with respect to the solvency of Ceridian, or with respect to Ceridian's, New Ceridian's or Arbitron's ability to pay its debts as they become due in the usual course of its business. Furthermore, other than as set forth above, nothing herein shall be construed to be any type of commitment by Bear Stearns or any of its affiliates to finance Ceridian, New Ceridian or Arbitron. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that New Ceridian and Arbitron should reasonably be able to obtain from internal and external sources, in accordance with management's current financial plan and the other assumptions, conditions and limitations described in this letter, a reasonable level of financing to meet their respective currently anticipated operating and capital requirements as separate stand alone entities following the Distribution.


Very truly yours,

BEAR, STEARNS & CO. INC.


By:   /s/ Michael J. Urfirer
    ----------------------------------
                Michael J. Urfirer
                Senior Managing Director